UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2019

VOLT INFORMATION SCIENCES, INC.
(Exact name of registrant as specified in its charter)

New York	001-9232	13-5658129
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Charles Lindbergh Blvd, Uniondale, New York 11553
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (516) 228-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 22, 2019, Mr. Dana Messina and Ms. Laurie Siegel, each of whom currently serves as a member of the Board of Directors (the “Board”) of Volt Information Sciences, Inc. (the “Company”), notified the Board that they would not stand for re-election to the Board when their current terms expire at the 2019 annual meeting of the Company’s shareholders (the “2019 Annual Meeting”).  The 2019 Annual Meeting is currently scheduled to be held on May 1, 2019.  Mr. Messina and Ms. Siegel will therefore resign from the Board effective immediately prior to the 2019 Annual Meeting, but will continue to serve as directors until such time.

Neither Mr. Messina’s nor Ms. Siegel’s decision not to stand for re-election is the result of any disagreement with management or the Board, or is related to the Company’s operations, policies, or practices.

Item 8.01.  Other Events.

In addition, Mr. Nick S. Cyprus notified the Board that, effective immediately following the 2019 Annual Meeting, he will continue his service as Chair of the Audit Committee but step down as the independent, non-executive Chairman of the Board.   Mr. William J. Grubbs, who currently serves as the Company’s Vice-Chairman of the Board, will succeed Mr. Cyprus as the independent, non-executive Chairman of the Board. The position of Vice-Chairman of the Board will not be filled following Mr. Grubbs’ departure from that post.

Further, the Board has nominated Ms. Celia Brown to stand for election to the Board at the 2019 Annual Meeting. Ms. Brown has served as a director of 1-800-Flowers.com, Inc., including serving as a member of its Compensation and Nominating and Governance Committees since June 2016.  From 2010 through January 2016, Ms. Brown served as the Executive Vice President and Group HR Director, in each case, of Willis Towers Watson, a publicly-traded broking, solutions and advisory firm.  In such capacities, she advised the CEO, compensation committee and board of directors on talent strategy, succession planning, reward strategy, culture, climate, and diversity.  Ms. Brown earned a B.A. degree from Emory University and a J.D. degree from the University of North Carolina School of Law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volt Information Sciences, Inc.

Date: February 22, 2019	By:	/s/ Nancy Avedissian
Nancy Avedissian Senior Vice President, General Counsel & Corporate Secretary